Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-181109) pertaining to The Carlyle Group L.P. 2012 Equity Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-187264) pertaining to The Carlyle Group L.P. 2012 Equity Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-194164) pertaining to The Carlyle Group L.P. 2012 Equity Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-202315) pertaining to The Carlyle Group L.P. 2012 Equity Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-209690) pertaining to The Carlyle Group L.P. 2012 Equity Incentive Plan

(6)	Registration Statement (Form S-3 No. 333-192934) of The Carlyle Group L.P.,

(7)	Registration Statement (Form S-3 No. 333-188180) of The Carlyle Group L.P.,

(8)	Registration Statement (Form S-3ASR No. 333-189044) of The Carlyle Group L.P.,

(9)	Registration Statement (Form S-3ASR No. 333-194282) of The Carlyle Group L.P.,

(10)	Registration Statement (Form S-3 No. 333-199687) of The Carlyle Group L.P. and

(11)	Registration Statement (Form S-3 No. 333-204617) of The Carlyle Group L.P.;

of our reports dated February 16, 2017 with respect to the consolidated financial statements of The Carlyle Group L.P. and the effectiveness of internal control over financial reporting of The Carlyle Group L.P. included in this Annual Report (Form 10-K) of The Carlyle Group L.P. for the year ended December 31, 2016.

/s/ Ernst & Young LLP
McLean, Virginia
February 16, 2017